UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2018 (January 26, 2018)

Telaria, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35982	20-5480343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Broadway, 8th Floor
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 723-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On January 26, 2018, Telaria, Inc., or the Company, and Silicon Valley Bank, or the Lender, entered into the First Amendment to the Amended and Restated Loan and Security Agreement, or the Amendment, amending certain provisions of the Amended and Restated Loan and Security Agreement dated as of January 27, 2017, or the 2017 Loan Agreement, and, as amended, the Amended Loan Agreement.   Under the Amended Loan Agreement, the Company can incur revolver borrowings up to the lesser of $25.0 million and a borrowing base equal to 80.0% of eligible accounts receivable. Any outstanding principal amounts borrowed under the Amended Loan Agreement must be paid at maturity. Interest accrues at a floating rate equal to the lender’s prime rate and is payable monthly.  In addition, the Company is required to pay a fee of 0.35% of any unused borrowing capacity, which is payable quarterly. The Amended Loan Agreement also includes a letter of credit, foreign exchange and cash management facility up to the full amount of available credit. The credit facility matures in January 2020. The Company had no outstanding borrowings under the credit facility as of January 31, 2018; however, the lender has issued standby letters of credit, which can be drawn down from amounts available under the credit facility.

The Amended Loan Agreement contains customary conditions to borrowings, events of default and negative covenants, including covenants that restrict the Company’s ability to dispose of assets, merge with or acquire other entities, incur indebtedness, incur encumbrances, make distributions to holders of capital stock, make investments or engage in transactions with affiliates. The Company is also subject to a financial covenant with respect to minimum quick ratio, tested monthly, and Adjusted EBITDA for trailing periods which vary from three to twelve months, tested quarterly. The Company’s obligations under the credit facility are secured by substantially all of its assets other than its intellectual property, although the Company has agreed not to encumber any of its intellectual property without the lender’s prior written consent. Subject to certain exceptions, the Company is required to maintain all of its cash and cash equivalents at accounts with the Lender.

The foregoing is a summary description of certain terms of the Amended Loan Agreement, is not complete and is qualified in its entirety by reference to the text of the previously filed 2017 Loan Agreement and the Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 hereby is incorporated into this Item 2.03 by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELARIA, INC.

Dated: January 31, 2018	By:	/S/ AARON SALTZ
Aaron Saltz
General Counsel and Secretary

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